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                                                             Page 48 of 87 Pages

                                                                       Exhibit 5

                             EXECUTIVE OFFICERS AND
                     MEMBERS OF THE CONSEIL D'ADMINISTRATION
                                       OF
                         AXA COURTAGE ASSURANCE MUTUELLE



         The names of the Members of Conseil d'Administration and the names and titles of the Executive Officers of AXA Courtage Assurance Mutuelle and their business addresses and principal occupations are set forth below. If no address is given, the Member's or Executive Officer's business address is that of AXA Courtage Assurance Mutuelle at 26, rue Louis-le-Grand, 75002 Paris, France. Unless otherwise indicated, each occupation set forth opposite an individual's name refers to AXA Courtage Assurance Mutuelle and each individual is a citizen of the Republic of France.


Name, Business Address          Present Principal Occupation
----------------------          ----------------------------
*  Claude Bebear                Chairman of the Supervisory Board, AXA;
                                Chairman and CEO, Finaxa

*  Henri de Castries            Chairman of the Management Board, AXA; Vice
   AXA                          Chairman of the Board of Directors, Finaxa;
   25, avenue Matignon          Chairman of the Board, AXA Financial, Inc.
   75008 PARIS

*  Jean-Pierre Chaffin          Chairman; Chairman, AXA Assurances Vie Mutuelle
   Representing ASSSE
   Federation de la
   Metallurgie CFE-CGC
   5, rue La Bruyere
   75009 PARIS

*  Francis Cordier              Retired

*  Gerard Coutelle              Retired


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                                                             Page 49 of 87 Pages


Name, Business Address          Present Principal Occupation
----------------------          ----------------------------
*  Jean-Rene Fourtou            Member of Supervisory Board, AXA; Chairman and
   Aventis                      Chief Executive Officer, Vivendi Universal
   67000 Strasbourg             (global media and communications company); Vice
                                Chairman of the Management Board, Aventis;
                                Chairman of the Management Board, Vivendi
                                Environment and Group Canal+

*  Patrice Garnier              Retired

*  Henri Lachmann               Chairman and Chief Executive Officer,
                                Schneider Electric Industries (electric
                                equipment)

*  Octave Manset                Communications Manager, BMW France (auto
                                manufacturer)

   Jacques de Peretti           Vice General Manager

*  Francois Pierson             Vice Chairman of the Management Board and
                                Executive Officer, AXA; Chairman and CEO, AXA
                                France Assurance; CEO and Director, Mutuelles
                                AXA; Member of the Management Board, AXA
                                Assurances Vie Mutuelle; Executive Officer, AXA
                                Conseil I.A.R.D.

*  Georges Rousseau             Retired

*  Pierre de Waziers            General Manager, Societe Gramond (business
   Societe Gramont              consulting)
   25 rue Sainte Lucie
   75018 Paris, FRANCE

----------
*    Member, Conseil d'Administration





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